Exhibit 99.1

Key Energy Services, Inc.	November 16, 2020
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: Nelson Haight 713-651-4403

FOR IMMEDIATE RELEASE

Key Energy Services Reports Third Quarter 2020 Earnings

HOUSTON, TX, November 16, 2020 – Key Energy Services, Inc. (“Key” or the “Company”)(OTC: KEGX) today reported third quarter 2020 consolidated revenues of $42.9 million and a net loss of $3.9 million, or $(0.28) per basic share, as compared to consolidated revenues of $34.8 million and a net loss of $19.1 million, or $(1.39) per basic share, for the second quarter of 2020.  The results for the third quarter of 2020 include: (1) severance and restructuring related expense of $0.3 million, or $(0.02) per basic share, related to the Company’s ongoing cost reduction efforts and the first quarter debt restructuring; (2) a gain of $8.0 million, or $0.58 per basic share, related to a favorable settlement of a legal matter; (3) gains on the sale of assets of $0.5 million, or $0.04 per basic share; (4) non-recurring professional fees of $1.5 million, or $(0.11) per basic share; and (5) share-based compensation expense of $0.4 million, or $(0.03) per basic share.  Excluding these items, the Company reported a net loss of $10.2 million, or $(0.74) per basic share, for the third quarter of 2020.

Earnings per share amounts for the second quarter of 2020 included: (1) gains on sale of assets of $0.6 million, or $0.04 per basic share; (2) restructuring expense related to the Company’s debt restructuring completed in the first quarter of 2020 of $0.7 million, or $(0.05) per basic share; (3) severance expense of $2.2 million, or $(0.16) per basic share; and (4) share-based compensation expense of $0.3 million, or $(0.02) per basic share. Excluding these items, the Company reported a net loss of $16.5 million, or $(1.20) per basic share, for the second quarter of 2020.

November 16, 2020

Financial Overview

The following table sets forth summary data for the second of quarter 2020 and prior comparable quarterly periods (in millions, except per share amounts, unaudited):

	Three Months Ended
	September 30,		September 30,
	2020	June 30, 2020	2019
Revenues	$42.9	$34.8	$106.5
Net loss	(3.9)	(19.1)	(25.5)
Basic and diluted loss per share	(0.28)	(1.39)	(62.32)
Adjusted EBITDA (1)	(0.9)	(6.2)	(3.7)

(1) Adjusted EBITDA is a non-GAAP measure. Please see "Non-GAAP Financial Measure" below for a definition of Adjusted EBITDA and a reconciliation to the GAAP measure net loss.

Third quarter 2020 Rig Services revenues were $29.6 million, up approximately 42% as compared to second quarter 2020 revenues of $20.8 million. Third quarter 2020 rig hours were approximately 65,000 hours, an increase of approximately 50% from the second quarter of 2020. Completion hours increased 28% and comprised 10% of our third quarter rig activity, as compared to 12% in the second quarter. The Rig Services segment generated income before income taxes of $1.8 million (6.2% of revenues) and Adjusted EBITDA of $5.8 million (19.6% of revenue) in the third quarter of 2020 as compared to a loss before income taxes of $2.4 million ((11.4)% of revenue) and Adjusted EBITDA of $2.6 million (12.4% of revenue) in the second quarter of 2020. Higher customer activity, partially offset by slightly lower pricing attributable to geographic mix, positively impacted revenue, margins and Adjusted EBITDA during the third quarter.

Third quarter 2020 Fluid Management Services revenues were $7.5 million as compared to second quarter 2020 revenues of $8.1 million. Truck hours were marginally lower at approximately 69,000 hours as compared to 71,000 hours in the second quarter of 2020.  The segment was essentially breakeven on an income before income tax basis and generated Adjusted EBITDA of $0.5 million (6.2% of revenue) in the third quarter of 2020 as compared to income before income taxes of $0.1 million (1.3% of revenue) and Adjusted EBITDA of $0.5 million (6.3% of revenue) in the second quarter of 2020. Fluid Management Services activity remained depressed due to lower completion and production activity attributable to low oil and gas prices.

Third quarter 2020 Fishing & Rental Services revenues were $4.1 million, essentially flat as compared to second quarter 2020 revenues of $4.0 million. The segment generated a loss before income taxes of $0.4 million ((10.7)% of revenue) and Adjusted EBITDA of $0.4

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million in the third quarter of 2020 as compared to a loss before  income taxes of $1.7 million ((43.3)% of revenue) and Adjusted EBITDA of nil in the second quarter of 2020.   Third quarter 2020 loss before income taxes and Adjusted EBITDA improved over the second quarter due to lower depreciation expense and lower operating expenses resulting from the Company’s cost reduction program.

Third quarter 2020 Coiled Tubing Services revenues were $1.7 million as compared to second quarter 2020 revenues of $1.9 million. Utilization of large diameter coiled tubing units averaged 0.4 units during the third quarter of 2020 as compared to 0.4 during the second quarter of 2020.   Pricing for Coiled Tubing Services in the third quarter was essentially flat versus the second quarter of 2020.  Both pricing and utilization during the third quarter of 2020 continued to be negatively impacted by reduced customer demand attributable to lower completion activity resulting from low oil prices.  The segment loss before income taxes was $1.3 million ((77.3)% of revenue) and Adjusted EBITDA was $(0.5) million ((27.2)% of revenue) in the third quarter of 2020 as compared to a loss before  income taxes of $1.8 million ((98.1)% of revenue) and Adjusted EBITDA of $(0.6) million ((30.5)% of revenue) in the second quarter of 2020. The improvement in the loss before income taxes and Adjusted EBITDA in the third quarter of 2020 was attributable to lower operating expenses resulting from the Company’s cost reduction initiatives.

General and Administrative Expenses

General and Administrative (G&A) expenses were $12.3 million in the third quarter of 2020 compared to $13.6 million in the second quarter. Third quarter 2020 G&A expenses include $0.3 million of severance and restructuring expense and $1.5 million of nonrecurring professional fees. Second quarter 2020 G&A expenses included $1.6 million of severance and restructuring costs. Excluding these items, G&A expense was $10.5 million in the third quarter of 2020, a decrease of approximately 12% as compared to $12.0 million in the second quarter of 2020.  G&A expenses continued to benefit from steps taken in the first half of 2020 to lower personnel costs, including wage cuts and the suspension of the Company’s match of 401(k) contributions.

November 16, 2020

Liquidity

As of September 30, 2020, Key had total liquidity of $13.2 million, consisting of $4.5 million in unrestricted cash and $8.7 million of borrowing capacity under the ABL Credit Facility.  As of September 30, 2020, Key’s total borrowing base under the ABL Credit Facility was $44.9 million, with collateral consisting of $17.5 million of eligible accounts receivable and $27.4 million of cash posted as additional collateral to support outstanding letters of credit. At November 6, 2020, Key’s liquidity was $13.0 million, consisting of $4.6 million of unrestricted cash and $8.4 million of borrowing capacity under the ABL Credit Facility.  Capital expenditures and asset sales proceeds for the third quarter of 2020 were $0.2 million and $1.6 million, respectively, and for the nine months ended September 30, 2020, totaled $1.2 million and $5.0 million, respectively.

Conference Call Information

The Company will not host a conference call in conjunction with today’s earnings release.

November 16, 2020

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Nine Months Ended
	September 30,		September	September 30,	September 30,
	2020	June 30, 2020	30. 2019	2020	2019
REVENUES	$42,911	$34,750	$106,523	$152,969	$328,739
COSTS AND EXPENSES:
Direct operating expenses	33,556	29,904	87,956	125,121	266,714
Depreciation and amortization expense	7,107	8,054	14,584	25,387	43,142
General and administrative expenses	12,269	13,637	21,375	41,159	66,014
Impairment expense	—	—	—	41,242	—
Operating loss	(10,021)	(16,845)	(17,392)	(79,940)	(47,131)
Gain on debt restructuring	—	—	—	(170,648)	—
Interest expense, net of amounts capitalized	2,238	2,066	8,411	12,525	26,164
Other (income) loss, net	(8,362)	(15)	(351)	(8,762)	(1,732)
Income (loss) before tax income taxes	(3,897)	(18,896)	(25,452)	86,945	(71,563)
Income tax (expense) benefit	1	(229)	(37)	(972)	4,330
NET INCOME (LOSS)	$(3,896)	$(19,125)	$(25,489)	$85,973	$(67,233)
Income (loss) per share:
Basic	$(0.28)	$(1.39)	$(62.32)	$8.14	$(164.79)
Diluted	$(0.28)	$(1.39)	$(62.32)	$8.08	$(164.79)
Weighted average shares outstanding:
Basic	13,781	13,781	409	10,562	408
Diluted	13,781	13,781	409	10,638	408

November 16, 2020

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Three Months Ended			Nine Months Ended
	September 30,		September	September 30,	September 30,
	2020	June 30, 2020	30. 2019	2020	2019
Revenues
Rig Services	$29,598	$20,825	$64,465	$98,332	$197,375
Fishing & Rental Services	4,085	3,971	14,135	17,648	43,534
Coiled Tubing Services	1,714	1,867	9,714	8,418	32,134
Fluid Management Services	7,514	8,087	18,209	28,571	55,696
Consolidated Total	$42,911	$34,750	$106,523	$152,969	$328,739

Income (Loss) Before Income Taxes
Rig Services	$1,845	$(2,364)	$2,734	$2,786	$13,070
Fishing & Rental Services	(438)	(1,718)	(1,724)	(21,906)	(4,671)
Coiled Tubing Services	(1,325)	(1,831)	(1,558)	(4,125)	(5,171)
Fluid Management Services	(12)	104	(424)	(23,781)	(133)
Functional Support	(3,967)	(13,087)	(24,480)	133,971	(74,658)
Consolidated Total	$(3,897)	$(18,896)	$(25,452)	$86,945	$(71,563)

Income (Loss) Before Income Taxes % of Revenues
Rig Services	6.2%	(11.4)%	4.2%	2.8%	6.6%
Fishing & Rental Services	(10.7)%	(43.3)%	(12.2)%	(124.1)%	(10.7)%
Coiled Tubing Services	(77.3)%	(98.1)%	(16.0)%	(49.0)%	(16.1)%
Fluid Management Services	(0.2)%	1.3%	(2.3)%	(83.2)%	(0.2)%
Consolidated Total	(9.1)%	(54.4)%	(23.9)%	56.8%	(21.8)%

November 16, 2020

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30,		September 30,
	2020	June 30, 2020	2019
Loss before income taxes	$(3,897)	$(18,896)	$(25,452)
% of revenues	(9.1)%	(54.4)%	(23.9)%
Interest expense, net of amounts capitalized	2,238	2,066	8,411
Interest income	(2)	(25)	(122)
Depreciation and amortization	7,107	8,054	14,584
EBITDA	$5,446	$(8,801)	$(2,579)
% of revenues	12.7%	(25.3)%	(2.4)%

Stock-based compensation	445	325	1,225
Debt restructuring expenses	124	700	—
Gain on sales of assets	(513)	(602)	(2,326)
Severance costs	154	2,177	—
Gain on other non-income taxes	(8,005)	—	—
Non recurring professional fees	1,459	—	—
Adjusted EBITDA	$(890)	$(6,201)	$(3,680)
% of revenues	(2.1)%	(17.8)%	(3.5)%

Revenues	$42,911	$34,750	$106,523

	Three Months Ended September 30, 2020
		Fishing and	Coiled	Fluid
		Rental	Tubing	Management	Functional
	Rig Services	Services	Services	Services	Support	Total
Income (loss) before income taxes	$1,845	$(438)	$(1,325)	$(12)	$(3,967)	$(3,897)
% of revenues	6.2%	(10.7)%	(77.3)%	(0.2)%	—%	(9.1)%
Interest expense, net of amounts capitalized	70	5	12	10	2,141	2,238
Interest income	—	—	—	—	(2)	(2)
Depreciation and amortization	4,108	843	1,008	470	678	7,107
EBITDA	$6,023	$410	$(305)	$468	$(1,150)	$5,446
% of revenues	20.3%	10.0%	(17.8)%	6.2%	—%	12.7%

Stock-based compensation	32	—	1	3	409	445
Debt restructuring expenses	—	—	—	—	124	124
Gain on sales of assets	(309)	(40)	(162)	(2)	—	(513)
Severance costs	59	—	—	—	95	154
Gain on other non-income taxes	—	—	—	—	(8,005)	(8,005)
Non recurring professional fees	—	—	—	—	1,459	1,459
Adjusted EBITDA	$5,805	$370	$(466)	$469	$(7,068)	$(890)
% of revenues	19.6%	9.1%	(27.2)%	6.2%	—%	(2.1)%

Revenues	$29,598	$4,085	$1,714	$7,514	$—	$42,911

November 16, 2020

	Three Months Ended June 30, 2020
		Fishing and	Coiled	Fluid
		Rental	Tubing	Management	Functional
	Rig Services	Services	Services	Services	Support	Total
Income (loss) before income taxes	$(2,364)	$(1,718)	$(1,831)	$104	$(13,087)	$(18,896)
% of revenues	(11.4)%	(43.3)%	(98.1)%	1.3%	—%	(54.4)%
Interest expense, net of amounts capitalized	68	6	14	11	1,967	2,066
Interest income	—	—	—	—	(25)	(25)
Depreciation and amortization	4,138	1,349	1,164	717	686	8,054
EBITDA	$1,842	$(363)	$(653)	$832	$(10,459)	$(8,801)
% of revenues	8.8%	(9.1)%	(35.0)%	10.3%	—%	(25.3)%

Stock-based compensation	25	—	1	3	296	325
Debt restructuring expenses	—	—	—	—	700	700
(Gain) loss on sales of assets	(371)	184	11	(405)	(21)	(602)
Severance costs	1,077	142	72	83	803	2,177
Adjusted EBITDA	$2,573	$(37)	$(569)	$513	$(8,681)	$(6,201)
% of revenues	12.4%	(0.9)%	(30.5)%	6.3%	—%	(17.8)%

Revenues	$20,825	$3,971	$1,867	$8,087	$—	$34,750

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, stock-based compensation and certain non-recurring transaction or other costs (such as the gain on debt restructuring).

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;
•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and
•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income (loss) and segment income (loss) before income taxes or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and segment income (loss) before income taxes and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

November 16, 2020

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	EBITDA and Adjusted EBITDA do not reflect income taxes;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and
•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s credit facilities, and therefore should not be relied upon for assessing compliance with covenants.

November 16, 2020

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions or estimates and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements and the assumptions on which they are based could prove incorrect. In evaluating forward-looking statements, you should carefully consider the information in this disclaimer as well as the risks and information provided in “Part I, Item 1A. Risk Factors” and elsewhere in Key’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other reports Key files with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q.

Key undertakes no obligation to update or withdraw any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: public health crises, such as the COVID-19 pandemic, including its impact on economic and other conditions globally and any related actions taken by businesses and governments, among others; adverse conditions in the services and oil and natural gas industries, especially oil and natural gas prices and reduced activity and capital expenditures by oil and natural gas companies; a failure of customer activity to reach or remain at expected levels; the failure to meet requirements necessary for a releasee of cash collateral posted by Key under its credit facility; Key’s ability to satisfy its cash and liquidity needs, including its ability to generate sufficient liquidity or cash flow from operations or to obtain adequate financing to fund its operations or otherwise meet its obligations as they come due; Key’s ability to retain and access employees, customers or suppliers as a result of its financial condition generally or as a result of its recent restructuring; Key’s inability to achieve the potential benefits of the restructuring; Key’s ability to achieve the benefits of cost-cutting initiatives, including its plan to optimize its geographic footprint, including exiting certain locations and reducing its regional and corporate overhead costs; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; actions by OPEC and non-OPEC oil producing countries; asset impairments or other charges; the low demand for Key’s services and resulting operating losses and negative cash flows; the highly competitive nature of Key’s industry, as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; changes in government; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from business combinations,  disposition or acquisition transactions; the loss of one or more of Key’s larger customers; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; Key’s ability to maintain sufficient liquidity and access to capital; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to restart operations or to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; the adverse impact of litigation and disputes; and other factors affecting Key’s business described in “Part I, Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, in “Part II, Item 1A. Risk Factors” in its Quarterly Report on Forms 10-Q and other reports Key files with the Securities and Exchange Commission. The unprecedented nature of the COVID-19 pandemic and recent market decline may make it more difficult to identify potential risks, give rise to risks that are currently unknown, or amplify the impact of known risks.

About Key Energy Services

November 16, 2020

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.